Exhibit 3.2

COMPANY NO. 1792178 Biohaven Pharmaceutical Holding Company Ltd. (the "Company") NOTICE OF CHANGE OF THE MAXIMUM NUMBER OFSHARESTHECOMPANY IS AUTHORISED TO ISSUE pursuant to section 40 of the BVI Business Companies Act (as amended) INCREASE IN THE AUTHORISED SHARES OF THE COMPANY IT WAS RESOLVED: Amendment of the Memorandum and Articles of Association and Change in Number of Authorised Shares 2 (a) It is noted that the Company propose$ to change the ma)( mum number of sharee that the Company is ;u..Jttlorised to Issue from 49,242,172 shares of no par value each to 61,242,172 shares of no par value each (the •cha nge of Authorised Shares"). (b) It is noted that, 11"1 connection with the Change of Authorised Shares. the Company proposes to amend the memorandum of association of lhe Company (the "Current Memorandum") currently registered by the Registrar of Corporate Affairs in the British Virgin Islands (the "Registrar') by deleting clause 6 of the Cun-eflt Memorandum in its ll'ntirety and inserting a 1'\eW clause 6 as totiOW$ (tt"le "Propoaed Amendments"): " 6 Maximum Number of Authorised Shares The Cllmpany Is authorised to issue a totaf of 61,242,172 Shares divirieri Into two classes as mJJows: 50,000,000 common Shares nf no p Jr veluP. a h: (the "Common Shares"): and 11,242,172 serits A oonWJrlibla prafamKf Shar9s tJf no ptar value ear:n (the ,.Sarias A Preferred ShBTNj (sur.h Set'ies A PI"E:ferred Shares to be fs!fued fn such series as the Directors may datermintfrom tim6 to time), 6.1 (a) (b) each Shhaving the rights and being subject to thtrestrictions set out in this Memorandum and the ArticJas. For tha purposes of Section Q of the AGt, any rights, privileges, restrictions and conditions attaching to any of the Sharas as provid6d for in rhe Articles ara daamed to b6 sat out and stated in full in this M8morandum.

6.2 Subject at all times to the provisions of clauses 10 and 11 of this Memorandum, the Directors or Members may from time to time by Resolution of Directors or Resolution of Members increase or decrease the maximum number of Shares the Company is authorised to issue, by amendment to this Memorandum in accordance with the provisions below. It is noted that the Proposed Amendments will be effective from the date of registration by the Registrar. (c) Dated this 21st day of April, 2017 For and on behalf of Maples Corporate Services (BVI) Limited Registered agent of the Company